Exhibit 99.1

COMPANY CONTACTS:

Diane Morefield

EVP and Chief Financial Officer

Strategic Hotels & Resorts

(312) 658-5740

Jonathan Stanner

Vice President, Corporate Finance and Treasurer

Strategic Hotels & Resorts

(312) 658-5746

FOR IMMEDIATE RELEASE

FRIDAY, AUGUST 17, 2012

STRATEGIC HOTELS & RESORTS, INC. ANNOUNCES

AGREEMENT TO ACQUIRE THE ESSEX HOUSE HOTEL

Purchase of Iconic Asset Situated on Central Park South Marks Strategic Hotels’ Return to the

New York City Market; Hotel Will Be Converted to the JW Marriott Brand

CHICAGO – AUGUST 17, 2012 – Strategic Hotels & Resorts, Inc. (NYSE: BEE) announced today that it has signed an agreement to purchase New York City’s Essex House Hotel from the Dubai Investment Group for a gross purchase price of approximately $362.3 million. The purchase price includes 509 hotel rooms, nine condominium units and significant hotel-level cash reserves. Net of the acquired cash reserves, the transaction equates to a purchase price of approximately $685,000 per unit, based on 518 total units. The transaction, which is subject to the satisfaction of customary closing conditions, is expected to close on or before September 7, 2012.

The Company has arranged for $190.0 million in first mortgage financing from Bank of America. The loan will bear interest at LIBOR plus 400 basis points, with a LIBOR floor of 75 basis points, and will be for an initial term of three years, plus two one-year extension options upon the satisfaction of certain financial and other conditions. The balance of the purchase price will be funded in cash. The company is evaluating joint venture options and other alternatives, including asset sales, as capital sources to fund the balance of this acquisition.

The Company has also signed a 50-year management agreement with Marriott International to rebrand the hotel as the JW Marriott Essex House New York. As part of the management agreement, Marriott will guarantee the net operating income of the hotel up to $21.5 million per year for a period of eight years, subject to a maximum funding by Marriott of $14 million in 2013 and $12 million in each year from 2014 to 2020. Total cumulative fundings by Marriott are capped at $40 million. Upon closing, Strategic Hotels plans to invest approximately $18.3 million in various property improvements, including renovations to various common areas, select systems upgrades as well as new signage and other branding efforts to distinguish the property under the JW Marriott flag.

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An affiliate of Strategic Hotels previously owned the Essex House Hotel, having sold it to the Dubai Investment Group in 2005 for approximately $440.0 million, which included 605 hotel rooms and ten condominium units. Laurence Geller, President and Chief Executive Officer of Strategic Hotels & Resorts, Inc. commented, “The Essex House is one of New York City’s most recognized high-end hotels, and I am pleased that we are able to reacquire this landmark asset and convert it to the first JW Marriott in Manhattan. The combination of the Essex House Central Park South location, Marriott’s outstanding distribution and world-class customer service, and our successful long-standing relationship with the Marriott brands, clearly positions the Essex House for success. Geller added, “We will continue to evaluate and act upon prudent hotel investments that complement our portfolio and create shareholder value.”

“We’re delighted to have been chosen by our valued partners at Strategic Hotels & Resorts to manage the iconic Essex House Hotel on Central Park South, making it the home of our first JW Marriott hotel in New York City,” commented Arne Sorenson, President and Chief Executive Officer of Marriott International, Inc. “We believe there is substantial upside for this hotel as a JW Marriott brand, especially when combining our sales and marketing channels with the excellent asset management expertise of Strategic Hotels. Come stay with us when you visit New York!”

About the Property

Towering 40 floors and offering commanding views of Central Park, the Essex House Hotel is among the most luxurious and recognized hotels in Manhattan. Quintessentially New York, the hotel has played host to world dignitaries and celebrities alike since opening in 1931. The building underwent a comprehensive $90 million renovation in 2007. Today, the hotel features world-class amenities including a full-service spa and fitness center, a fine-dining restaurant and well-appointed meeting and event spaces. The 509 guestrooms offer stylish furnishings that celebrate the property’s rich history while offering guests all the comforts of a high-end hotel.

About Strategic Hotels & Resorts

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The Company currently has ownership interests in 17 properties with an aggregate of 7,762 rooms and 840,000 square feet of multi-purpose meeting and banqueting space. For a list of current properties and for further information, please visit the Company’s website at www.strategichotels.com.

About Marriott International, Inc.

Visit Marriott International, Inc. (NYSE: MAR) for company information. For more information or reservations, please visit our web site at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

About JW Marriott

JW Marriott is part of Marriott International’s luxury portfolio and consists of exceptional properties in gateway cities and distinctive resort locations around the world. These elegant hotels and resorts cater to today’s sophisticated, self-assured travelers, offering them the quiet luxury they seek in a warmly authentic, relaxed atmosphere lacking in pretense. JW Marriott properties artfully provide highly crafted, anticipatory experiences that are reflective of their locale so that their guests have the time to focus on what is most important to them. Currently, there are 54 JW Marriott hotels in 23 countries; by 2014 the portfolio will encompass 76 properties in 28 countries. For more information visit www.jwmarriotthotels.com

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This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: failure to consummate the transaction for the acquisition of the Essex House Hotel due to the inability to obtain financing or the failure to execute definitive documents with the proposed lender regarding the financing of the Essex House Hotel; the default of the Company or the default of the seller, pursuant to the purchase agreement; the failure of closing conditions to be satisfied; the effects of the recent global economic recession upon business and leisure travel and the hotel markets in which the Company invests; the Company’s liquidity and refinancing demands; the Company’s ability to obtain or refinance maturing debt, including the $97.5 million mortgage debt related to the Hyatt Regency La Jolla hotel that matures September 1, 2012; the Company’s ability to maintain compliance with covenants contained in the Company’s debt facilities; stagnation or further deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where the Company’s hotels operate and in which the Company invests, including luxury and upper upscale product; general volatility of the capital markets and the market price of the Company’s shares of common stock; availability of capital; the Company’s ability to dispose of properties in a manner consistent with the Company’s investment strategy and liquidity needs; hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States, Mexico, Germany, England or other countries where the Company invests; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures; risks related to natural disasters; increases in interest rates and operating costs, including insurance premiums and real property taxes; contagious disease outbreaks, such as the H1N1 virus outbreak; delays and cost-overruns in construction and development; marketing challenges associated with entering new lines of business or pursuing new business strategies; the Company’s failure to maintain the Company’s status as a REIT; changes in the competitive environment in the Company’s industry and the markets where the Company invests; changes in real estate and zoning laws or regulations; legislative or regulatory changes, including changes to laws governing the taxation of REITs; changes in generally accepted accounting principles, policies and guidelines; and litigation, judgments or settlements.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.